UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010 (April 29, 2010)

SOKO FITNESS & SPA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132429	80-0122921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 194,Guogeli Street, Harbin Heilongjiang Province, China	150001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011-86-451-87702255

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On April 29, 2010 (the “Closing Date”), SOKO Fitness & Spa Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain institutional and accredited investors (the “2010 Private Placement Investors”) relating to a private placement of 3,125,000 shares (the “Purchased Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) for aggregate gross proceeds of approximately $10 million (the “2010 Private Placement”).  Guerrilla Partners, L.P., Hua-Mei 21st Century Partners, LP, and James J. Fuld, Jr. IRA, the investors in the Company’s April 2008 financing (collectively, the “2008 Private Placement Investors”) participated in the 2010 Private Placement by exercising participation rights granted to them under a prior securities purchase agreement that they entered into with the Company on April 7, 2008.  No placement agent was utilized in connection with the 2010 Private Placement and no warrants were issued to the investors in the 2010 Private Placement..

Stock Purchase Agreement

The Stock Purchase Agreement contains customary agreements, representations, warranties, indemnification and covenants of and by the Company and the 2010 Private Placement Investors and also contains the following agreements:

•
Board Observer Right.  Two of the 2010 Private Placement Investors, IDG-Accel China Growth Fund II L.P. and IDG-Accel China Investors II L.P. (collectively, “IDG-Accel”) were jointly granted a right to appoint a non-voting observer to attend Company board of director meetings, which right shall terminate at such time as IDG-Accel collectively owns less than 2.5% of the outstanding shares of the Company.  Such observer shall not be appointed as a member of the Company’s board of directors, shall have no vote as a director of the Company and shall have no approval rights with respect to any action of the Company.

•
Participation Right.  The Company granted the 2010 Private Placement Investors a right (the “Participation Right”), subject to certain exceptions, to participate in the Company’s future equity offerings (each, a “Subsequent Financing”).  Under the Participation Right, the 2010 Private Placement Investors shall have the right, but not the obligation, to participate in Subsequent Financings in amounts necessary to maintain their respective percentage ownership interests in the outstanding Common Stock.  The Participation Right shall last for a period beginning on the Closing Date and ending on the earlier to occur of: (i) the listing of the Common Stock on a U.S. national exchange; or (ii) the consummation by the Company of a firm commitment, underwritten public offering of the Common Stock.

•
Make Up Shares.  The Company has agreed that if the Company’s income: (i) before income tax, (ii) excluding income/loss attributable to noncontrolling interest, and (ii) excluding certain one time charges such as capital raising costs or acquisition costs, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending on May 31, 2010 is less than $10,450,000 (the “Income Target”), the 2010 Private Placement Investors shall be entitled to receive, on a pro rata basis in accordance with their respective investment amounts in the 2010 Private Place, up to an aggregate of 1,875,000 additional shares (the “Make Up Shares”) according to the formula provided for in the Stock Purchase Agreement.

Registration Rights Agreement

In connection with the 2010 Private Placement, the Company and the 2010 Private Placement Investors entered into a Registration Rights Agreement, dated as of the Closing Date (the “RRA”), pursuant to which the holders of a majority of the Purchased Shares and Make Up Shares (collectively, “Registrable Securities”) shall be entitled to one demand registration of their Registrable Securities at any time after June 29, 2011.  Upon the exercise of such right, the Company shall be required to register, on behalf of the holders of the Registrable Securities, their Registrable Securities for public resale.  In addition, the RRA grants the holders of the Registrable Securities “piggyback” registration rights with respect to their Registrable Securities that would include, subject to certain exception, such Registrable Securities in any resale registrations afforded by the Company to other selling stockholders of the Company; provided however, the holders of the Registrable Securities shall not have “piggyback” registration rights in connection with any primary offering by the Company prior to the close of business on June 29, 2011.

Lock Up Agreement

In addition, at the Closing Date, Mr. Tong Liu, a major shareholder and Chairman of the Board and Chief Executive Officer of the Company, entered into a Lock-up Agreement with the Company in favor of the 2010 Private Placement Investors, whereby he agreed not to, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, or announce the offering of, any of the shares which he beneficially owns in the Company (including any securities convertible into, or exchangeable for, or representing the rights to receive, the Common Stock), subject to certain exceptions, for a period of twelve months after the Closing Date.

A copy of each of the Stock Purchase Agreement, Registration Rights Agreement and Lock-up Agreement is filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  The descriptions of the material terms of the Stock Purchase Agreement, Registration Rights Agreement and Lock-up Agreement contained in this Current Report are qualified in their entirety by reference to Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively.

The Company’s press release, dated April 29, 2010, announcing the 2010 Private Placement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02    Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K relating to the sale of the Common Stock in connection with the 2010 Private Placement is incorporated by reference into this Item 3.02.

The shares issued in connection with 2010 Private Placement were issued pursuant to exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 8.01    Other Events.

On April 16, 2010, the Company and the 2008 Private Placement Investors entered into a Settlement Agreement, pursuant to which the parties: (i) settled a disagreement regarding a US$200,000 penalty payment incurred as a result of the Company’s failure to effect a registration statement on Form S-1 on time pursuant to a prior Registration Rights Agreement, dated April 7, 2008, between them; and (ii) terminated an escrow agreement, dated as of April 7, 2008, between the Company and 2008 Private Placement Investors (the “2008 Escrow Agreement”) and agreed to release to members of the Company’s management an aggregate of 8,000,000 shares of Common Stock which were deposited with the escrow agent under the 2008 Escrow Agreement to secure the Company’s obligation to the 2008 Private Placement Investors to achieve certain financial performance thresholds which were met.  In satisfaction of the Company’s obligations under the Settlement Agreement, the Company issued 62,222 shares of Common Stock to Guerrilla Partners, L.P., 17,778 shares of Common Stock to Hua-Mei 21st Century Partners, LP and 8,889 shares of Common Stock to James J. Fuld, Jr. IRA.

On April 16, 2010, the Company and each of the 2008 Private Placement Investors entered into an Amendment to Common Stock Purchase Warrant which amended the warrants to purchase an aggregate of 2,000,000 shares of Common Stock (the “2008 Warrants”) issued to the 2008 Private Placement Investors in connection with the 2008 Private Placement (the “Warrant Amendment”).  The Warrant Amendment amends the 2008 Warrants to: (i) remove the weighted average anti-dilution provisions contained therein, (ii) remove certain rights of the 2008 Private Placement Investors upon the occurrence of a Fundamental Transaction (as defined in the Common Stock Purchase Warrant) and (iii) raised the ownership limitation ceiling set forth in Section 2(a) of the Common Stock Purchase Warrant from 4.99% to 9.99% of the outstanding Common Stock.

A copy of the Warrant Amendment and Settlement Agreement are filed as Exhibit 4.1 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  The descriptions of the material terms of the Warrant Amendment and the Settlement Agreement contained in this Current Report are qualified in their entirety by reference to Exhibits 4.1 and Exhibit 10.4, respectively.

Item 9.01.    Financial Statements and Exhibits.

(d)             Exhibits

4.1	Warrant Amendment, dated April 16, 2010, by and between the Company and the 2008 Private Placement Investors.

10.1	Securities Purchase Agreement, dated April 29, 2010, by and between the Company and the 2010 Private Placement Investors.

10.2	Registration Rights Agreement, dated April 29, 2010, by and between the Company and the 2010 Private Placement Investors.

10.3	Lock-up Agreement, dated April 29, 2010, by and between Mr. Tong Liu and the Company.

10.4	Settlement Agreement, dated April 16, 2010, by and between the Company and the 2008 Private Placement Investors.

99.1	Press Release of the Company regarding the 2010 Private Placement, dated April 29, 2010.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K and the exhibit hereto and the statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, the Company’s results of operations in the future, may differ significantly from those set forth in the forward-looking statements.  Forward-looking statements involve risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to update any forward-looking statements, except as provided for by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOKO FITNESS & SPA GROUP, INC.

Dated: April 30, 2010	By:	/s/ Tong Liu
Name: Tong Liu Title: Chairman and Chief Executive Officer